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                                EXHIBIT 10.9*



































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STATE OF GEORGIA,
COUNTY OF MUSCOGEE:


                            EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of the 25th day of October, 1994, by and between AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS (AFLAC), a Georgia corporation, hereinafter referred to as "Company," and DR.
E. STEPHEN PURDOM, a resident of said State and County, hereinafter referred to as "Employee;"

                       W I T N E S S E T H    T H A T:

     WHEREAS, Company and Employee desire to enter into an Employment Agreement and to set forth the terms and conditions of Employee's employment as an executive employee by Company as its Executive Vice Present;

     NOW, THEREFORE, the parties, for and in consideration of the mutual covenants and agreements hereinafter contained, do contract and agree as follows, to-wit:

      1. PURPOSE AND EMPLOYMENT. The purpose of this Agreement is to define the relationship between Company as an employer and Employee as an employee and Executive Vice President of the Company.

      2. DUTIES. Employee agrees to provide executive management services as Executive Vice President of Company to Company and its subsidiaries and affiliates on a full-time and exclusive basis; provided, however, nothing shall preclude Employee from engaging in charitable and community affairs or managing his own or his family's personal investments.

      3. PERFORMANCE. Employee agrees to devote all necessary time and his best efforts in the performance of his duties as Executive Vice President of Company on behalf of Company and its subsidiaries and affiliates.

      4. TERM. The term of employment under this Agreement shall begin October 25, 1994, and shall continue for a period of three (3) years until October 24, 1997, unless extended or sooner terminated as hereinafter provided. On an annual basis beginning effective October 25, 1995, the scheduled term of this Agreement shall be extended for successive one year periods unless written notice of termination is given prior to such annual date by one party to the other party that the Agreement will not be extended by its terms.

      5. BASE SALARY. For all the services rendered by Employee, Company shall continue to pay Employee a base salary of Three Hundred Thousand Dollars ($300,000.00) per year commencing October 25, 1994, said salary to be payable in accordance with Company's normal payroll procedures. Employee's base salary may be increased annually during the term of this Agreement and any extensions hereof as determined by the Compensation Committee of the Board of Directors.

      6. ADJUSTMENTS TO BASE SALARY. Company and Employee shall, from time to time, reflect increases in Employee's base salary as provided for in Paragraph 5 by entering the change on the "Schedule of Compensation," as

                                 EXH 10.9-1
shown by the form attached hereto as Exhibit "A" and made a part hereof. If an increase in compensation is entered on said Schedule and duly signed by the proper officers of Company and by Employee, said entry shall constitute an amendment to this Employment Agreement as of the date of said entry and shall supersede the base salary provided for in Paragraph 5 and any other increases in Employee's base salary previously entered on said Schedule.

      7. MANAGEMENT INCENTIVE PLAN. In addition to the base salary paid to Employee in accordance with Paragraph 5, Company shall, for each calendar year of Employee's employment by Company, beginning with the calendar year 1994, continue to pay Employee, as performance bonus compensation, an amount determined each year under Company's current Management Incentive Plan (short-term Incentive Program) with a target level based on at least fifty percent (50%) of base salary. Nothing in this paragraph shall preclude Employee from receiving additional discretionary bonuses approved by the Chief Executive Officer or the Board.

      8. EMPLOYEE BENEFITS. Employee shall be eligible to participate with other employees of the Company in all fringe benefit programs applicable to employees generally which may be authorized and adopted from time to time by the Board, including without limitation: a qualified pension plan, a profit sharing plan, a disability income or sick pay plan, a thrift and savings plan, an accident and health plan (including medical reimbursement and hospitalization and major medical benefits), and a group life insurance plan. In addition, Company shall furnish to Employee such other "fringe" or employee benefits as are provided to key executive employees of Company and such additional employee benefits which the Compensation Committee of the Board shall determine to be appropriate to Employee's duties and responsibilities as Executive Vice President of Company, including, without limitation, reimbursement of legal and accounting expenses incurred by Employee in connection with the preparation of his employment or other agreements with Company and any expenses for legal, accounting or financial services incurred by Employee in connection with his employment.

      9. STOCK OPTION PLANS. Employee shall be eligible to be awarded stock options to purchase Company's common stock under Company's Stock Option Plans for selected key employees and directors during the term of this Agreement.

     10. WORKING FACILITIES AND EXPENSES. Employee shall be provided with an office, books, periodicals, stenographic and technical help, ground and air transportation, and such other facilities, equipment, supplies and services suitable to his position and adequate for the performance of his duties. The Company shall pay Employee's fees and dues in such social and country clubs, civic clubs and business societies and associations as shall be appropriate in facilitating Employee's job performance and in the best interest of Company. The Company shall also pay all appropriate business liability insurance and any business licenses and fees pertaining to the services rendered by Employee hereunder.

     Employee is encouraged and is expected, from time to time to incur reasonable expenses for promoting the business of Company, including expenses for social and civic club memberships and participation, entertainment, travel and other activities associated with Employee's duties. The cost of all such activities shall be the expenses of Company unless the Compensation Committee of the Board shall determine in advance that any such expense of Employee should be paid by Employee.


                                 EXH 10.9-2

     11. VACATION. Employee shall continue to be entitled to his vacation time with pay during each calendar year in accordance with Company's vacation policy for senior executive employees. In addition, Employee shall be entitled to such holidays as Company shall recognize for its employees generally.

     12. SICKNESS AND TOTAL DISABILITY. Employee's absence from work because of sickness or accident (not resulting in Employee becoming "totally disabled," as that term is hereinafter defined) shall not result in any adjustment in Employee's compensation or other benefits under this Agreement.

     Should Employee become totally disabled as a result of sickness or accident and unable to adequately perform his regular duties prescribed under this Agreement, his base salary (which shall continue to be adjusted as provided for in Paragraph 5), together with incentive bonuses under the Company's Management Incentive Plan and his participation in Company's employee benefit programs and retirement plan shall continue without reduction except as hereinafter provided, during the continuance of such disability of a period not exceeding the earlier of (1) the end of the term of this Agreement or any extension hereof or (2) a period of one and one-half (1-1/2) years (547 calendar days) for each continuous disability. Payments pursuant to this paragraph 12 shall be reduced by any amounts paid to Employee during any such period of disability from time to time under any disability programs, plans or policies maintained by Company, its subsidiaries or affiliates.

     Should Employee's total disability continue for a period beyond the end of the term of this Agreement or in excess of 547 calendar days, this Agreement shall, at the end of such period which first occurs, be automatically terminated. If, however, prior to such time, Employee's total disability shall have ceased and he shall have resumed the adequate performance of his duties hereunder, this Agreement shall continue in full force and effect and Employee shall be entitled to continue his employment hereunder and to receive his full compensation and other benefits as though he had not been disabled; provided, however, unless Employee shall adequately perform his duties hereunder for a continuous period of at least sixty (60) calendar days following a period of total disability before Employee again becomes totally disabled, he shall not be entitled to start a new 547-day period under this paragraph, but instead may only continue under the remaining portion of the original 547-day period of total disability. In the event Employee shall not adequately perform his duties hereunder for a continuous period of at least sixty (60) calendar days following a period of total disability, the running of the original 547-day period shall cease during the time of Employee's adequate performance of his duties hereunder before Employee again becomes totally disabled.

     It is understood that for purposes of this Paragraph 12, Employee shall, upon his becoming totally disabled, be given such additional "credited service" if necessary to fully qualify Employee under Company's Supplemental Executive Retirement Plan (SERP) and to provide a survivor annuity to Employee's spouse under the Plan.

     For the purpose of this Agreement, the term "totally disabled" or "total disability" shall mean Employee's inability to adequately perform his executive and management duties hereunder on account of accident or illness. It is understood that Employee's occasional sickness or other incapacity of short duration may not result in his being or becoming "totally disabled;"

                                 EXH 10.9-3
however, such illness or incapacity could constitute Employee's being or becoming "totally disabled" if such illness or incapacity is prolonged or recurring.

     13.  TERMINATION OF EMPLOYMENT.

          A. Termination by Company. The Company's Chief Executive Officer may terminate this Agreement, at any time, with or without "good cause" ("good cause" being hereinafter defined), by giving at least sixty (60) days' written notice to Employee of its intention to terminate Employee's employment without "good cause" or at least five (5) days' written notice to Employee of its intention to terminate Employee's employment for "good cause;" provided, however, Company may, at its selection, terminate Employee's actual employment (so that Employee no longer renders services on behalf of Company) at any time during said sixty (60) day or five (5) day period; and,

               (1) In the event such termination is for "good cause," Company shall be obligated only to:

          (a) pay Employee his base salary as provided for in Paragraph 5 of this Agreement up to the termination date stated in said written notice; provided, however, if Company does not elect to terminate Employee's employment during said five (5) day period, but Employee, after receiving such notice of termination from Company, elects to leave the employ of Company prior to the end of said five (5) day period without the approval of Company, then Company shall pay said base salary only up to the date on which Employee actually terminates his employment;

          (b) pay Employee any performance bonus due Employee under Paragraph 7 of this Agreement for the period ending on the termination date stated in said written notice or on such earlier date of Employee's actual termination of his employment prior to the end of said (5) day period if such termination is without the approval of Company. The amount of said bonus, if any, shall be calculated on a prorata basis, using the number of days Employee was actually employed during such period, and the amount so calculated shall be paid to Employee within a reasonable time after the end of Company's fiscal year in which written notice of Employee's termination is given;

          (c) continue to honor all fully vested stock options, subject to the terms thereof, granted to Employee prior to the termination date stated in said written notice or prior to such earlier date of Employee's actual termination of his employment prior to the end of said five (5) day period if such termination is without the approval of the Company;

          (d) continue to pay all of Employee's fringe and other employee benefits as provided for in this Agreement up to the termination date stated in said written notice or up to such earlier date of Employee's actual termination of his employment prior to the end of said five (5) day period if such termination is without the approval of the Company.

                                 EXH 10.9-4

          (e) For purposes of this subparagraph (1) and paragraph 18 hereof, "good cause" shall mean: (i) the willful and deliberate failure of Employee to substantially perform his executive and management duties hereunder for a continuous period of more than sixty (60) days for reasons other than Employee's sickness, injury or disability; (ii) the willful and deliberate conduct by Employee which is intended by Employee to cause, and which does in fact result in substantial injury or damage to Company; or (iii) the conviction or plea of guilty by Employee of a felony crime involving moral turpitude.

               (2) In the event such termination is without "good cause," as defined in subparagraph (1)(e) of this paragraph and, if applicable, subject to the terms of paragraph 18, Company shall be obligated to:

          (a) pay employee his base salary as provided for in paragraph 5 of this Agreement up to the end of the scheduled term of this Agreement;

          (b) pay employee his performance bonus compensation as provided for in paragraph 7 of this Agreement up to the end of the scheduled term of this Agreement;

          (c) continue to honor all stock options, subject to the terms thereof, granted to Employee prior to the termination date stated in said written notice, all of said options to be or become fully vested as of the termination date stated in said written notice;

          (d) continue to pay or provide to Employee all of the retirement, health, life and disability benefits, as are provided for in this Agreement or under any programs, plans or policies covering Employee at the time of any such notice of termination, up to the end of the scheduled term of this Agreement, to the extent that continued eligibility or participation for this time period is permitted under the terms of the benefit plans.

          (e) Company agrees that if Employee's employment is terminated for any reason other than "for good cause," as defined in paragraph (13)(A)(1)(e), Employee shall have the right to participate in the AFLAC Incorporated Employee Health Plan (so long as he meets the eligibility criterion of the Plan) until the earlier of his becoming eligible for coverage under another group plan, becoming eligible for coverage under a government health plan such as Medicare, or his death. Should Employee be terminated for any reason other than good cause, and prior to becoming eligible for coverage under another group health plan or government plan such as Medicare, Employee does not meet eligibility criterion for participation in the AFLAC Incorporated Employee Health Plan, Company shall reimburse to Employee the cost of premiums for purchasing health insurance with comparable coverage and benefits until the earliest of Employee's becoming eligible for coverage under another group health plan, becoming eligible for coverage under a government health plan (such as Medicare), or his death.
                                 EXH 10.9-5

          B. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement, at any time by giving at least sixty (60) days' written notice to Company of his intention to terminate his employment;

               (1) in the event such termination by Employee shall be without "good reason" (as defined in paragraph 18 hereof) and with a bona fide intent to retire or to work or engage in a business or activity which is not in competition with Company or any of its subsidiaries or affiliates, Company shall be obligated to:

          (a) pay Employee his base salary due him under paragraph 5 of this Agreement up to the termination date stated in said written notice;

          (b) pay Employee any performance bonus compensation due him under paragraph 7 of this Agreement for the period ending on the termination date stated in said written notice. The amount of such performance bonus, if any shall be calculated on a prorata basis, using the number of days Employee was actually employed by Company during such year of termination; and the amount so calculated shall be paid to Employee within a reasonable time after the end of Company's fiscal year in which Employee's notice of termination is given;

          (c) continue to honor all stock options, subject to the terms thereof, granted to Employee which are fully vested prior to the termination date stated in said written notice;

          (d) pay Employee, and if elected by Employee, his spouse such retirement benefits, if any, as are provided for in the Supplemental Executive Retirement Plan (SERP) under paragraph 9 hereof, said benefits to commence at such time as provided for under the Retirement Plan. For purposes of this subparagraph, Employee shall continue to accrue "credited service" as Employee under the Supplemental Executive Retirement Plan (SERP) up through the termination date stated in said notice.

               (2) In the event such termination by Employee shall be for "good reason" (as defined in paragraph 18 hereof), the Company shall be obligated to provide Employee with the payments, benefits and rights specified in subparagraphs A.(2)(a)-(d) of this paragraph 13 hereof.

               (3) In the event such termination by Employee shall be without "good reason" (as defined in paragraph 18 hereof) and with the intention or purpose to work or invest, directly or indirectly, in a business or activity which is in competition, directly or indirectly, with Company or any of its subsidiaries or affiliates or, irrespective of Employee's intention at the time of his termination, if Employee shall violate his covenant not to compete under paragraph 15 or the requirements of paragraph 16, then Company shall not be obligated to make or provide any further payments or benefits to Employee under this Agreement except as herein provided in this subparagraph.

          (a) Subject to Company's rights under paragraphs 15 and 16, Company shall pay Employee his base salary due him under paragraph 5 of this Agreement up to the termination date stated in said written notice;
                                 EXH 10.9-6

          (b) Subject to Company's rights under paragraphs 15 and 16 hereof, Company shall continue to honor all stock options, subject to the terms thereof, granted to Employee which are fully vested prior to the termination date stated in said written notice;


          C. TERMINATION WHILE DISABLED. If Employee is totally disabled at the time any such notice of termination is given, then notwithstanding the provisions of this paragraph 13, Company shall nevertheless continue to pay Employee, as his sole compensation hereunder, the compensation and other benefits for the remaining period of Employee's total disability as provided for in paragraph 12 hereinabove. It is understood that in no event shall such disabled Employee be entitled to compensation under this paragraph 13 in addition to the continuation of his compensation under paragraph 12.

          D. COOPERATION AFTER NOTICE OF TERMINATION. Following any such notice of termination, Employee shall fully cooperate with Company in all matters relating to the winding up of his pending work on behalf of Company and the orderly transfer of any such pending work to other employees of Company as may be designated by the Chief Executive Officer; and to that end, Company shall be entitled to such full-time or part-time services of Employee as Company may reasonably require during all or any part of the sixty (60) day period following any such notice of termination.

     14. DEATH OF EMPLOYEE. In the event of Employee's death during the term of this agreement or any extension hereof, this Agreement shall terminate immediately, and Employee's estate shall be entitled to receive terminal pay in an amount equal to the amount of Employee's base salary and any performance bonus compensation actually paid by Company to Employee during the last thirty-six (36) months of his life, said terminal pay to be paid in thirty-six (36) equal monthly installments beginning on the first day of the month next following the month during which Employee's death occurs. Terminal pay as herein provided for in this paragraph shall be in addition to amounts otherwise receivable by Employee or his estate under this or any other agreements with Company or under any employee benefits or retirement plans established by Company and in which Employee is participating at the time of his death. In addition, Company shall honor all stock options, subject to the terms thereof, granted to Employee prior to his death and Employee or his Estate shall, if not otherwise vested, become fully vested in said options as of the date of Employee's death. For purposes of this paragraph, Employee shall, upon his death, be given such additional "credited service" as necessary to fully qualify Employee under Company's Supplemental Executive Retirement Plan (SERP) and to provide a survivor annuity to Employee's spouse under the Plan.

     15. AGREEMENT NOT TO COMPETE. It is specifically agreed that, in the event Employee shall voluntarily terminate his employment without "good reason" (as defined in Paragraph 18) or be terminated by Company for "good cause" (as defined in Paragraph 13), Employee shall not work for a period of two (2) years from the date of such termination as a manager, officer, owner, partner or employee or render any services as a consultant or advisor or engage or invest, directly or indirectly, in any business activity which is in competition, directly or indirectly, with Company, its subsidiaries or affiliates within the United States of America (excluding any state in which Company, its subsidiaries, and affiliates have not been engaged in business activities within one (1) year prior to the date of Employee's termination of employment), the country of Japan, or within two hundred (200) miles of any

                                 EXH 10.9-7
office of Company, its subsidiaries or affiliates outside the United States of America or Japan which was in existence, or in the process of being established, at the time of Employee's termination of employment. Provided, however, it is agreed that Employee may invest in the publicly traded securities of any corporation, partnership or trust which is in competition with Company so long as such investment does not exceed three percent (3%) of such securities at any time. It is specifically agreed that if, after Employee's termination of employment, Employee engages in any such prohibited activity at any time during said two (2) year period, Company shall, in addition to any other rights it may have under this contract and applicable law, be entitled to injunctive relief or, if Company shall so elect (due to the difficulty of determining damages) be entitled to liquidated damages in the amount of Five Hundred Thousand Dollars ($500,000.00) which Employee agrees to promptly pay to Company upon demand.

      16. NONDISCLOSURE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. Employee agrees to protect the business interest of Company, its subsidiaries and affiliates, and not to disclose any trade secrets, confidential information or any organizational, operating, marketing, product design, or business know-how which Employee has access to or knowledge of as a result of his employment by Company. It is specifically agreed that if, at any time during the term of this Agreement and for a period of two (2) years after the date of employee's termination of employment with Company for any reason, Employee shall violate the provisions of this paragraph 16, Company shall, in addition to any rights it may have under this contract and applicable law, be entitled to liquidated damages of Five Hundred Thousand Dollars ($500,000.00) which Employee agrees to promptly pay Company upon demand. It is understood and agreed that Company's remedies under this paragraph 16 shall be separate and in addition to the remedies provided to Company under paragraph 15 hereof. It is also understood and agreed that, notwithstanding the foregoing two (2) year period, Employee shall not use or disclose any written confidential information or any policyholder lists at any time or times hereafter, except in the performance of Employee's obligations to the Company.

     17. RIGHT TO ACQUIRE INSURANCE. If Employee shall terminate his employment hereunder for any reason other than death, he may, at his election, acquire any insurance policies upon his life owned by the Company by giving written notice of his election to Company within ninety (90) days after his termination of employment. Such policies shall be transferred to the Employee upon his payment to Company of the then interpolated terminal reserve value of said insurance. In the event any policies transferred to Employee as herein provided shall not have an interpolated terminal reserve value, then the amount to be paid by Employee shall be its then fair market value.

     18.  CHANGE IN CONTROL.

          A. IN GENERAL. In the event there is a Change in Control (as defined in this paragraph) of Company, this Agreement shall, in order to help eliminate the uncertainties and concerns which may arise at such time, be automatically extended upon all of the same terms and provisions contained herein, for an additional period of three (3) years, beginning on the first day of the month during which such Change in Control shall occur.

          B. Notwithstanding the term of subparagraph A(2) and (B)(2) of Paragraph 13, and in lieu of the obligations of the Company under such

                                 EXH 10.9-8
paragraph, if, after a Change in Control Employee's employment is terminated by Company without "good cause" (as defined in paragraph 13), or is terminated by Employee for "good reason" (as defined in paragraph 18), any such termination by Company to be made only in accordance with the requirements specified by paragraph 13.A, Employee shall be entitled to the following:

               (1) The Company shall pay Employee's full base salary to Employee through the date of termination stated in Company's written notice required pursuant to paragraph 13.A hereof (hereinafter in this paragraph the "Termination Date") at the rate in effect on the date such notice is given and, additionally, shall pay Employee all compensation and benefits payable to Employee under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period through the Termination Date.

               (2) The Company shall pay Employee all compensation and benefits due Employee under Company's retirement, insurance and other compensation or benefit plans, programs of arrangements as such payments become due. The amount of such compensation and benefits shall be determined under, and paid in accordance with, Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.

               (3) In lieu of any further salary payments to Employee for periods subsequent to the Termination Date, the Company shall pay to Employee, immediately after the Termination Date, a lump sum severance payment, in cash, equal to three times the sum of (i) Employee's annual base salary in effect immediately prior to the Change in Control and (ii) the higher of the amount paid to Employee pursuant to the Company's Management Incentive Plan (or any successor plan thereto) for the year preceding the year in which the Termination Date occurs or paid in the year preceding the year in which the Change in Control occurs.

               (4) The Company shall pay to Employee, immediately after the Termination Date, a lump sum amount, in cash, equal to a prorata portion (based on the number of days Employee is an employee during the year in which the Termination Date occurs) of the aggregate value of the maximum annual target amount of all contingent incentive compensation awards to Employee for all uncompleted periods under the Company's Management Incentive Plan (or successor plan thereto).

               (5) For a thirty-six (36) month period after the termination date, the Company shall provide Employee with life, disability, accident and health insurance benefits substantially similar to an equal or greater in economic value than such benefits which Employee is receiving immediately prior to the Termination Date (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction in benefits would constitute "good reason" as defined in this paragraph). Benefits required to be provided to Employee pursuant to this subparagraph B(5) shall be reduced to the extent comparable benefits are actually received by or made available to Employee without cost during such thirty-six (36) month period and any such benefit actually received by Employee shall be reported to the Company by Employee.

          C. In addition to the payments provided for in subparagraph B of this paragraph 18, in the event that after a Change in Control Employee's employment by the Company is terminated by the Company without "good cause"

                                 EXH 10.9-9
or by Employee for "good reason," the Company shall continue to honor all stock options granted to Employee (subject to the terms of such options) prior to the Termination Date, and all stock options granted to Employee prior to the Termination Date shall become fully vested and exercisable as of the Termination Date.

          D. Notwithstanding any other provisions of this Agreement in the event that any payment or benefit received or to be received by Employee in connection with a Change in Control or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Corporation or such person) (all such payment and benefits being hereinafter called "Total Payments") would not be deductible (in whole or in part) by the Company, an affiliate or person making such payment or providing such benefit as a result of section 280G of the Internal Revenue Code of 1986 (the "Code") then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payment provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), adjustments in such payments shall be made as follows: (1) the cash payments provided pursuant to subparagraph B(3) and B(4) of this paragraph 18 shall first be reduced (if necessary, to zero), and
(2) benefits provided under subparagraph B(5) of this paragraph 18 shall next be reduced. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of termination of employment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Corporation's independent auditors and reasonably acceptable to Employee does not constitute a "parachute payment" within the meaning of Section 280G(b) (2) of the Code, including by reason of Section 280G(b) (4) (A) of the Code, (iii) the payments and benefits be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b) (4) (B) of the Code or are otherwise not subject to disallowance as deductions, (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d) (3) (4) of the Code. In no event shall the Company's obligation to continue to honor all stock options granted to Employee prior to the Termination Date nor the vesting of stock options in accordance with Paragraph 18.C. hereof be affected by this Paragraph 18.D.

          E.   DEFINITIONS.

               (1) "Beneficial Owner" has the meaning provided in Rule 13d-3 under the Exchange Act.

               (2)  "Change in Control" means the occurrence of either (a),
(b), (c) or (d), as hereinafter set forth:

          (a) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company, subsidiaries or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                                 EXH 10.9-10

          (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this subparagraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the members of the Board (or, if Board nominations are not voted on by the full Board, members of the Board Committee voting on such nominations) then still in office who either were members of the Board at the beginning of the period or whose election or nomination for elections was previously so approved, cease for any reason to constitute a majority of the Board; or

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities or the surviving trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

               (3) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (4) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) of the Exchange Act; however, a person shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the corporation or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

               (5) "Good reason" shall mean the termination of employment by Employee upon the occurrence of any one or more of the following events:

          (a) Any breach by Company of the terms and conditions of this Agreement affecting Employee's salary and bonus compensation, any employee benefit, stock options or the loss of any of Employee's titles or positions with Company;

                                 EXH 10.9-11

          (b) A significant diminution of Employee's duties and responsibilities;

          (c) the assignment to Employee of any duties inconsistent with or significantly different from his duties and responsibilities existing at the time of a Change in Control.

          (d) Any purported termination of Employee's employment by Company other than as permitted by this Agreement;

          (e) The relocation of Company's principal office or of Employee's own office to any place beyond twenty-five (25) miles from the current principal office of Company in Columbus, Georgia;

          (f) The failure of any successor to Company to expressly assume and agree to discharge Company's obligations to Employee under this Agreement as extended under this paragraph, in form and substance satisfactory to Employee.

          F. CONTINUATION OF COMPENSATION AND BENEFITS. If Company shall attempt to terminate Employee's employment at any time after a change in Control and such termination is in good faith disputed by Employee, Company shall continue to pay Employee all of his compensation and benefits provided for in this Agreement until the dispute is finally resolved, either by mutual written agreement or by final judgment, order or decree of a court of competent jurisdiction.

     19. NO REQUIREMENT TO SEEK EMPLOYMENT AND NO OFFSET. Company agrees that, if Employee's employment is terminated by Corporation during the term of this Agreement or by Employee for "good reason" during the term of this Agreement, Employee is not required to seek other employment or attempt in any way to reduce the amounts payable to Employee by Company pursuant to the applicable terms of this Agreement; it being understood and agreed that the amount of any payment or benefit to Employee provided for hereunder shall not be reduced by any compensation or other benefits earned by Employee as a result of his employment by another employer or, after a Change in Control, by Company's attempt to offset any amount claimed to be owed by Employee to Company or otherwise.

     20. WAIVER OF BREACH OR VIOLATION NOT DEEMED CONTINUING. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

     21. NOTICES. Any and all notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, sent by registered or certified mail to his last known residence in the case of Employee or to its principal office in Columbus, Georgia, in the case of the Company.

     22. AUTHORITY. The provisions of this Agreement required to be approved by the Board of Directors of Company has been so approved and authorized.

     23. ARBITRATION. Except for any dispute or matter arising after a Change in Control, as defined in paragraph 18, any dispute arising under this Agreement, to the maximum extent allowed by applicable law, shall be subject

                                 EXH 10.9-12
to arbitration and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be pursuant to the terms of the Federal Arbitration Act. The parties shall notify each other of the existence of an arbitrable controversy by certified mail and shall attempt in good faith to resolve their differences within fifteen (15) days after the receipt of such notice. Notice to Employee shall be sent to Employee's address as it appears in Company's records and notice to Company shall be sent to: Arbitration Officer, American Family Life Assurance Company of Columbus (AFLAC), AFLAC Worldwide Headquarters, Columbus, Georgia, 31999. If the dispute cannot be resolved within said fifteen (15) day period, either party may file a written demand for arbitration with the other party. The party filing such demand shall simultaneously specify his or its arbitrator, giving the name, address and telephone number of said arbitrator. The party receiving such notice shall notify the party demanding the arbitration of his or its arbitrator giving the name, address, and telephone number of said arbitrator within five (5) days of the receipt of such demand. The arbitrator named by the respective parties need not be neutral. The Senior Judge of the Superior court of Muscogee County, Georgia, on request by either party, shall appoint a neutral person to serve as the third arbitrator and shall also appoint an arbitrator for any party failing or refusing to name his arbitrator within the time herein specified. The arbitrators thus constituted shall promptly meet, select a chairperson, fix the time and place of the hearing, and notify the parties. The majority of the panel shall render an award within ten (10) days of the completion of the hearing, and shall promptly transmit an executed copy of the award to the respective parties. Such an award shall be binding and conclusive upon the parties hereto, in the absence of fraud or corruption. Each party shall have the right to have the award made the judgment of the court of competent jurisdiction.

     24. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the State of Georgia.

     25. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

     26. TWO ORIGINALS. This Agreement is executed in two (2) originals, each of which shall be deemed an original and together shall constitute one and the same Agreement, with one original being delivered to each party hereto.

















                                 EXH 10.9-13

     IN WITNESS WHEREOF, Company has hereunto caused its name to be signed and its seal to be affixed by its duly authorized officers, and Employee has hereunto set his hand and seal, all being done in duplicate originals, with one original being delivered to each party as of the 25th day of October, 1994.



 /s/ Dr. E. Stephen Purdom    (L.S.)        AMERICAN FAMILY LIFE
- ------------------------------              ASSURANCE COMPANY OF
DR. E. STEPHEN PURDOM                       COLUMBUS, GEORGIA
EMPLOYEE


                                BY:   /s/ Daniel P. Amos
                                     ------------------------------
                                     DANIEL P. AMOS
                                     CHIEF EXECUTIVE OFFICER


                            ATTEST:   /s/ Joey M. Loudermilk
                                     ------------------------------
                                     JOEY M. LOUDERMILK
                                     SECRETARY


































                                 EXH 10.9-14